UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 29, 2026

Date of Report (Date of earliest event reported)

MGT Capital Investments, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32698	13-4148725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

540 Montreal Ave. Suite 133, Melbourne, Florida 32935

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (914) 630-7430

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Between October 29, 2026, and October 30, 2026, MGT Capital Investments, Inc. (the “Company”) entered into Securities Purchase Agreements and related Subscription Agreements (collectively, the “Agreement”) with two accredited investors. Under the terms of the Agreement, the Company is conducting a private placement of up to $225,000 of its common stock, par value $0.001 per share (the “Common Stock”), at a purchase price of $0.001 per share (the “Offering”). The Offering is being conducted on a rolling closing basis and is scheduled to terminate on December 31, 2026 unless extended by the Company for an additional 30 days, if deemed necessary to finalize the Offering.

As of the date of this filing, the Company has closed on the sale of an aggregate of $100,000 in Common Stock to two investors. The Company intends to use the net proceeds from the Offering for general working capital purposes.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the form of Securities Purchase Agreement (including the Subscription Agreement), a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The shares of Common Stock issued and sold under the Agreement as described in Item 1.01 were offered and sold by the Company in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D promulgated thereunder. The Company relied on this exemption based in part on representations made by each investor, including that such investor is an “accredited investor” as defined in Rule 501(a) of Regulation D and is acquiring the shares for investment purposes and not with a view to distribution, and the Offering was conducted without any form of general solicitation or general advertising. No underwriter or placement agent was engaged in connection with the Offering, and no underwriting discounts or commissions were paid. The shares of Common Stock were issued as restricted securities and have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. As of the date of this filing, 100,000,000 shares of Common Stock have been issued and sold under the Offering to two investors.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Form of Securities Purchase Agreement (including Subscription Agreement)
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2026	MGT CAPITAL INVESTMENTS, INC.

	By:	/s/ Jonathan M. Pfohl
Jonathan M. Pfohl
Interim Chief Executive Officer & Chief Financial Officer